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                                                                     Exhibit 5.2

                           WEIL, GOTSHAL & MANGES LLP
                                767 Fifth Avenue
                               New York, NY 10153
                                 (212) 310-8000
                              (212) 310-8007 (Fax)

                               September 20, 2001

The Board of Directors of
  United Rentals, Inc.
Five Greenwich Office Park
Greenwich, Connecticut 06830

Ladies and Gentlemen:

     We have acted as special counsel to United Rentals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering by the selling stockholder named in the Registration Statement (the "Selling Stockholder") of an aggregate of 10,350,000 shares of common stock, $.01 par value per share ("Common Stock"), of the Company.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the prospectus forming a part thereof (the "Prospectus"), the certificate of incorporation and by-laws of the Company, and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon representations and warranties of the Company contained in the Amended and Restated Agreement and Plan of Merger, dated August 31, 1998, among U.S. Rentals, Inc., the Company and UR Acquisition Corporation.

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     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock registered for sale by the Selling Stockholder under the Registration Statement have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the name of our firm under the caption "Legal Matters" in the Prospectus, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

                                       Very truly yours,

                                       /s/ WEIL, GOTSHAL & MANGES LLP